Exhibit 10.25

9 May 2019

Mr Richard Van Breda

Chief Executive Officer

Stanwell Corporation Limited

Level 2

180 Ann Street

BRISBANE QLD 4000

Dear Richard

Curragh Mine — New Coal Supply Deed

I refer to the Curragh Mine — New Coal Supply Deed between Coronado Curragh Pty Ltd ACN 009 362 565 (Coronado) and Stanwell Corporation Limited ACN 078 848 674 (Stanwell) dated 14 August 2018, as amended (New Coal Supply Deed).

Capitalised terms that are used but not defined in this letter have the meaning specified in the New Coal Supply Deed.

In accordance with the New Coal Supply Deed, various members of the Coronado Group and third parties are required to provide the Acceptable Security to Stanwell. The Acceptable Security should be released and/or returned at the expiry of the New CSA.

To facilitate this, Coronado proposes amending the New Coal Supply Deed to provide that the Acceptable Security is released and/or returned at the expiry of the New CSA. Coronado therefore seeks Stanwell’s agreement that the following clause will be added as a new clause 4.5 of the New Coal Supply Deed:

“4.5 — Return of Acceptable Security

(a)         On or after the expiry of the New CSA, Stanwell must, at the written request of Coronado:

(i)                                     discharge any security interest granted under each Acceptable Security; and

(ii)                                  transfer back to the relevant member of the Coronado Group all rights and interests in all accounts and chattel paper which were transferred to Stanwell under any Acceptable Security to which that member of the Coronado Group is a party.

(b)                                 Stanwell’s obligations under this clause 4.5 are subject to Stanwell being satisfied that the relevant member of the Coronado Group or third party does not owe further secured obligations under this deed, the Binding Terms Sheet or the New CSA, or otherwise in respect of the relevant Acceptable Security or guarantee.”

If Stanwell agrees to this amendment of the New Coal Supply Deed, please execute this letter as a deed as provided below and deliver a fully signed counterpart of this letter to the undersigned on behalf of Coronado.

Coronado Curragh Pty Ltd	Level 31, Central Plaza One	T +617 3031 7777
ABN 90 009 362 565	345 Queen Street	F +617 3229 7402
GPO Box 51 Brisbane QLD 4000

	Private Mail Bag	T +617 4986 9211
	Blackwater QLD 4717	F +617 4986 9361	www.curragh.com.au

From the date that each of Coronado and Stanwell have executed and delivered this letter to the other (whether by the exchange of signed originals or by the exchange of signed PDF counterparts by email), the signatories for each party will be deemed to have represented and warranted to the other party that they have all necessary power and authority to execute and deliver this letter as a deed and the provisions of this letter will have full force and effect as a deed, and the New Coal Supply Deed will be amended accordingly.

Yours sincerely

/s/ Garold R. Spindler

Garold R. Spindler

Chief Executive Officer

Executed as a deed

Executed by Coronado Curragh Pty Ltd ABN 90 009 362 565 in accordance with Section 127 of the Corporations Act 2001 (Cth)

/s/ Ayten Saridas	/s/ Benjamin J. Pentelow
Signature of director	Signature of ~~director~~/company secretary (Please delete as applicable)

Ayten Saridas	Benjamin J. Pentelow
Name of director (print)	Name of director/company secretary (print)

Signed, sealed and delivered by Richard Van Breda for Stanwell Corporation Limited ACN 078 848 674 under power of attorney in the presence of

/s/ Philip Ware		/s/ Richard Van Breda
Signature of witness		Richard Van Breda

Philip Ware, Solicitor	17/5/19
Name of witness (print)

www.curragh.com.au